Earnings Release

Mastercard Incorporated Reports Second Quarter 2022 Financial Results

•Second quarter net income of $2.3 billion, and diluted earnings per share (EPS) of $2.34
•Second quarter adjusted net income of $2.5 billion, and adjusted diluted EPS of $2.56
•Second quarter net revenue of $5.5 billion, an increase of 21%, or 27% on a currency-neutral basis
•Second quarter gross dollar volume up 14% and purchase volume up 18%, on a local currency basis
Purchase, NY - July 28, 2022 - Mastercard Incorporated (NYSE: MA) today announced financial results for the second quarter 2022.
“We had strong revenue and earnings growth again this quarter, as overall consumer spending remained robust and cross-border volumes grew 58% versus year ago” said Michael Miebach, Mastercard CEO. “Increasing inflationary pressures have yet to significantly impact overall consumer spending but we will continue to monitor this closely. We have a well-diversified business model and the demonstrated ability to deliver strong operating margins through up and down cycles.”

Quarterly Results

Second Quarter Operating Results			Increase / (Decrease)
$ in billions, except per share data	Q2 2022	Q2 2021	Reported GAAP	Currency-neutral
Net revenue	$5.5	$4.5	21%	27%
Operating expenses	$2.5	$2.2	13%	17%
Operating income	$3.0	$2.3	29%	36%
Operating margin	54.9%	51.7%	3.2 ppt	3.8 ppt
Effective income tax rate	18.7%	16.6%	2.1 ppt	2.2 ppt
Net income	$2.3	$2.1	10%	16%
Diluted EPS	$2.34	$2.08	13%	18%

Key Second Quarter Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	Q2 2022	Q2 2021	As adjusted	Currency-neutral
Adjusted net revenue	$5.5	$4.5	21%	27%
Adjusted operating expenses	$2.3	$2.1	9%	12%
Adjusted operating margin	57.9%	53.2%	4.7 ppt	5.4 ppt
Adjusted effective income tax rate	18.8%	15.9%	2.9 ppt	3.1 ppt
Adjusted net income	$2.5	$1.9	29%	37%
Adjusted diluted EPS	$2.56	$1.95	31%	40%
[1] The Key Second Quarter Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 11 (“Second Quarter Special Items”) and/or currency. See page 11 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Q2 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 14%	up 58%	up 12%
The following information is provided to aid in understanding Mastercard’s second quarter 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 21%. Excluding the impact of Second Quarter Special Items, adjusted net revenue also increased 21%, or 27% on a currency-neutral basis, which includes a 1 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 14%, on a local currency basis, to $2.1 trillion.
•Cross-border volume growth of 58% on a local currency basis.
•Switched transactions growth of 12%.
•Other revenues increased 18%, or 23% on a currency-neutral basis, which includes 3 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenue) increased 19%, or 23% on a currency-neutral basis, primarily due to increased volumes and transactions and new and renewed deals.
•Total operating expenses increased 13%. Excluding the impact of Second Quarter Special Items, adjusted operating expenses increased 9%, or 12% on a currency-neutral basis. This includes a 5 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support the continued investment in our strategic initiatives, as well as unfavorable foreign exchange activity.
•Other income (expense) was unfavorable $357 million, primarily due to net losses in the current period versus net gains in the prior period related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was favorable $2 million versus the year ago period.
•The effective tax rate for the second quarter of 2022 was 18.7%, versus 16.6% for the comparable period in 2021. The adjusted effective tax rate for the second quarter of 2022 was 18.8%, versus 15.9% for the comparable period in 2021, primarily due to a discrete tax benefit in the prior year related to the remeasurement of the Company’s net deferred tax asset in the U.K.
•As of June 30, 2022, the company’s customers had issued 3.0 billion Mastercard and Maestro-branded cards.
Return of Capital to Shareholders
During the second quarter of 2022, Mastercard repurchased 6.9 million shares at a cost of $2.4 billion and paid $477 million in dividends. Quarter-to-date through July 25, the company repurchased 1.4 million shares at a cost of $448 million, which leaves $6.7 billion remaining under the approved share repurchase programs.

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Year-to-date Results

Year-to-date Operating Results			Increase / (Decrease)
$ in billions, except per share data	2022	2021	Reported GAAP	Currency-neutral
Net revenue	$10.7	$8.7	23%	27%
Operating expenses	$4.7	$4.1	13%	16%
Operating income	$6.0	$4.5	32%	38%
Operating margin	56.0%	52.3%	3.7 ppt	4.3 ppt
Effective income tax rate	11.9%	16.6%	(4.6) ppt	(4.6) ppt
Net income	$4.9	$3.9	26%	32%
Diluted EPS	$5.02	$3.91	28%	34%

Key Year-to-date Non-GAAP Results [1]			Increase / (Decrease)
$ in billions, except per share data	2022	2021	As adjusted	Currency-neutral
Adjusted net revenue	$10.6	$8.7	22%	27%
Adjusted operating expenses	$4.5	$4.1	10%	13%
Adjusted operating margin	57.7%	53.0%	4.7 ppt	5.3 ppt
Adjusted effective income tax rate	12.3%	16.4%	(4.1) ppt	(4.0) ppt
Adjusted net income	$5.2	$3.7	41%	49%
Adjusted diluted EPS	$5.32	$3.69	44%	52%
1. The Key Year-to-date Non-GAAP Results exclude the impact of gains and losses on the company’s equity investments, special items as described on page 12 (“Year-to-date Special Items”) and/or currency. See page 12 for the company’s non-GAAP adjustments and the reconciliation to GAAP reported amounts.

Year-to-date 2022 Key Business Drivers (YoY growth)
Gross dollar volume	Cross-border volume	Switched transactions
(local currency basis)	(local currency basis)
up 15%	up 56%	up 16%

The following information is provided to aid in understanding Mastercard’s year-to-date 2022 results, versus the year ago period. As a reminder, we suspended our business operations in Russia in March 2022.
•Net revenue increased 23%. Excluding the impact of Year-to-date Special Items, adjusted net revenue increased 22%, or 27% on a currency-neutral basis, which includes a 2 percentage point benefit from acquisitions. Primary drivers of the increase were as follows:
•Gross dollar volume growth of 15%, on a local currency basis, to 4.0 trillion.
•Cross-border volume growth of 56% on a local currency basis.
•Switched transactions growth of 16%.
•Other revenues increased 18%, or 22% on a currency-neutral basis, which includes 5 percentage points of growth due to acquisitions. The remaining growth was driven primarily by the company’s Cyber & Intelligence and Data & Services solutions.
•Rebates and incentives (contra-revenue) increased 22%, or 25% on a currency-neutral basis, primarily due to increased volume and transactions and new and renewed deals. Rebates and incentives (contra-revenue) include a 1 percentage point reduction from Year-to-date Special Items.

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•Total operating expenses increased 13%. Excluding the impact of Year-to-date Special Items, adjusted operating expenses increased 10%, or 13% on a currency-neutral basis. This includes a 5 percentage point increase from acquisitions. The remaining increase was primarily due to higher personnel costs to support the continued investment in our strategic initiatives, increased spending on advertising and marketing and unfavorable foreign exchange activity.
•Other income (expense) was unfavorable $527 million, primarily due to net losses in the current period versus net gains in the prior period related to unrealized fair market value adjustments on marketable and nonmarketable equity securities. Adjusted other income (expense) was favorable $2 million versus the year ago period.
•The effective tax rate for 2022 was 11.9%, versus 16.6% for the comparable period in 2021. The adjusted effective tax rate for 2022 was 12.3%, versus 16.4% for the comparable period in 2021, primarily due to a discrete tax benefit due to final U.S. tax regulations published in the current year, partially offset by a discrete tax benefit in the prior year related to the remeasurement of the Company’s net deferred tax asset in the U.K. The U.S. tax regulations resulted in a valuation allowance release of $333 million associated with the U.S. foreign tax credit carryforward deferred tax asset.
Return of Capital to Shareholders
Year-to-date 2022, Mastercard repurchased 13.7 million shares at a cost of $4.8 billion and paid $956 million in dividends.
Second Quarter 2022 Financial Results Conference Call Details
At 9:00 a.m. ET today, the company will host a conference call to discuss its second quarter 2022 results. The dial-in information for this call is 888-330-2508 (Toll-free) and 1-240-789-2735 (Toll dial-in), using passcode 6451878. A replay of the call will be available for 30 days and can be accessed by dialing 800-770-2030 (Toll-free) and 1-647-362-9199 (Toll dial-in), using passcode 6451878.
A live audio webcast of this call, along with presentation slides, can also be accessed through the Investor Relations section of the company’s website at investor.mastercard.com.
Forward-Looking Statements
This press release contains forward-looking statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts may be forward-looking statements. When used in this press release, the words “believe”, “expect”, “could”, “may”, “would”, “will”, “trend” and similar words are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements that relate to Mastercard’s future prospects, developments and business strategies. We caution you to not place undue reliance on these forward-looking statements, as they speak only as of the date they are made. Except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events.
Many factors and uncertainties relating to our operations and business environment, all of which are difficult to predict and many of which are outside of our control, influence whether any forward-looking statements can or will be achieved. Any one of those factors could cause our actual results to differ materially from those expressed or implied in writing in any forward-looking statements made by Mastercard or on its behalf, including, but not limited to, the following factors:

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•regulation directly related to the payments industry (including regulatory, legislative and litigation activity with respect to interchange rates and surcharging)
•the impact of preferential or protective government actions
•regulation of privacy, data, security and the digital economy
•regulation that directly or indirectly applies to us based on our participation in the global payments industry (including anti-money laundering, counter financing of terrorism, economic sanctions and anti-corruption, account-based payments systems, and issuer and acquirer practice regulation)
•the impact of changes in tax laws, as well as regulations and interpretations of such laws or challenges to our tax positions
•potential or incurred liability and limitations on business related to any litigation or litigation settlements
•the impact of the global COVID-19 pandemic and measures taken in response
•the impact of competition in the global payments industry (including disintermediation and pricing pressure)
•the challenges relating to rapid technological developments and changes
•the challenges relating to operating a real-time account-based payments system and to working with new customers and end users
•the impact of information security incidents, account data breaches or service disruptions
•issues related to our relationships with our stakeholders (including loss of substantial business from significant customers, competitor relationships with our customers, consolidation amongst our customers, merchants’ continued focus on acceptance costs and unique risks from our work with governments)
•exposure to loss or illiquidity due to our role as guarantor and other contractual obligations
•the impact of global economic, political, financial and societal events and conditions, including adverse currency fluctuations and foreign exchange controls
•events and resulting actions related to the Russian invasion of Ukraine
•reputational impact, including impact related to brand perception and lack of visibility of our brands in products and services
•the inability to attract, hire and retain a highly qualified and diverse workforce, or maintain our corporate culture
•issues related to acquisition integration, strategic investments and entry into new businesses
•issues related to our Class A common stock and corporate governance structure
For additional information on these and other factors that could cause the company’s actual results to differ materially from expected results, please see the company’s filings with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K for the year ended December 31, 2021 and any subsequent reports on Forms 10-Q and 8-K.
About Mastercard (NYSE: MA)
Mastercard is a global technology company in the payments industry. Our mission is to connect and power an inclusive, digital economy that benefits everyone, everywhere by making transactions safe, simple, smart and accessible. Using secure data and networks, partnerships and passion, our innovations and solutions help individuals, financial institutions, governments and businesses realize their greatest potential. Our decency quotient, or DQ, drives our culture and everything we do inside and outside of our company. With connections across more than 210 countries and territories, we are building a sustainable world that unlocks priceless possibilities for all.
www.mastercard.com

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Contacts:

Investor Relations:	Media Relations:
Warren Kneeshaw or Jud Staniar	Seth Eisen
investor.relations@mastercard.com	Seth.Eisen@mastercard.com
914-249-4565	914-249-3153

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Consolidated Statement of Operations (Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net Revenue	$5,497	$4,528	$10,664	$8,683
Operating Expenses:
General and administrative	1,947	1,718	3,791	3,394
Advertising and marketing	210	216	391	335
Depreciation and amortization	189	186	381	349
Provision for litigation	133	67	133	67
Total operating expenses	2,479	2,187	4,696	4,145
Operating income	3,018	2,341	5,968	4,538
Other Income (Expense):
Investment income	7	3	12	4
Gains (losses) on equity investments, net	(117)	243	(193)	337
Interest expense	(114)	(106)	(224)	(213)
Other income (expense), net	4	(3)	8	2
Total other income (expense)	(220)	137	(397)	130
Income before income taxes	2,798	2,478	5,571	4,668
Income tax expense	523	412	665	774
Net Income	$2,275	$2,066	$4,906	$3,894
Basic Earnings per Share	$2.34	$2.09	$5.04	$3.93
Basic weighted-average shares outstanding	971	990	974	992
Diluted Earnings per Share	$2.34	$2.08	$5.02	$3.91
Diluted weighted-average shares outstanding	974	994	977	996

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Consolidated Balance Sheet (Unaudited)
	June 30, 2022	December 31, 2021
	(in millions, except per share data)

Assets
Current assets:
Cash and cash equivalents	$5,921	$7,421
Restricted cash for litigation settlement	584	586
Investments	438	473
Accounts receivable	3,175	3,006
Settlement assets	1,063	1,319
Restricted security deposits held for customers	1,621	1,873
Prepaid expenses and other current assets	2,409	2,271
Total current assets	15,211	16,949
Property, equipment and right-of-use assets, net of accumulated depreciation and amortization of $1,736 and $1,614, respectively	1,950	1,907
Deferred income taxes	920	486
Goodwill	7,519	7,662
Other intangible assets, net of accumulated amortization of $1,839 and $1,755, respectively	3,676	3,671
Other assets	6,955	6,994
Total Assets	$36,231	$37,669

Liabilities, Redeemable Non-controlling Interests and Equity
Current liabilities:
Accounts payable	$633	$738
Settlement obligations	672	913
Restricted security deposits held for customers	1,621	1,873
Accrued litigation	923	840
Accrued expenses	6,111	6,642
Current portion of long-term debt	735	792
Other current liabilities	1,390	1,364
Total current liabilities	12,085	13,162
Long-term debt	13,746	13,109
Deferred income taxes	371	395
Other liabilities	3,767	3,591
Total Liabilities	29,969	30,257

Commitments and Contingencies

Redeemable Non-controlling Interests	26	29

Stockholders’ Equity
Class A common stock, $0.0001 par value; authorized 3,000 shares, 1,399 and 1,397 shares issued and 960 and 972 shares outstanding, respectively	—	—
Class B common stock, $0.0001 par value; authorized 1,200 shares, 8 shares issued and outstanding	—	—
Additional paid-in-capital	5,163	5,061
Class A treasury stock, at cost, 439 and 425 shares, respectively	(47,359)	(42,588)
Retained earnings	49,599	45,648
Accumulated other comprehensive income (loss)	(1,232)	(809)
Mastercard Incorporated Stockholders' Equity	6,171	7,312
Non-controlling interests	65	71
Total Equity	6,236	7,383
Total Liabilities, Redeemable Non-controlling Interests and Equity	$36,231	$37,669

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Consolidated Statement of Cash Flows (Unaudited)
	Six Months Ended June 30,
	2022	2021
	(in millions)
Operating Activities
Net income	$4,906	$3,894
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of customer and merchant incentives	812	651
Depreciation and amortization	381	349
(Gains) losses on equity investments, net	193	(337)
Share-based compensation	175	152
Deferred income taxes	(466)	(15)
Other	18	32
Changes in operating assets and liabilities:
Accounts receivable	(257)	(158)
Settlement assets	255	769
Prepaid expenses	(1,033)	(995)
Accrued litigation and legal settlements	85	63
Restricted security deposits held for customers	(252)	110
Accounts payable	(110)	(92)
Settlement obligations	(239)	(906)
Accrued expenses	(282)	27
Net change in other assets and liabilities	53	187
Net cash provided by operating activities	4,239	3,731
Investing Activities
Purchases of investment securities available-for-sale	(124)	(261)
Purchases of investments held-to-maturity	(139)	(173)
Proceeds from sales of investment securities available-for-sale	14	38
Proceeds from maturities of investment securities available-for-sale	113	171
Proceeds from maturities of investments held-to-maturity	160	156
Purchases of property and equipment	(201)	(146)
Capitalized software	(280)	(191)
Purchases of equity investments	(43)	(87)
Proceeds from sales of equity investments	6	—
Acquisition of businesses, net of cash acquired	(313)	(4,200)
Other investing activities	(5)	(9)
Net cash used in investing activities [1]	(812)	(4,702)
Financing Activities
Purchases of treasury stock	(4,788)	(3,067)
Dividends paid	(956)	(873)
Proceeds from debt, net	843	1,282
Contingent consideration paid	—	(64)
Tax withholdings related to share-based payments	(136)	(125)
Cash proceeds from exercise of stock options	68	44
Other financing activities	(6)	2
Net cash used in financing activities	(4,975)	(2,801)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(202)	(24)
Net decrease in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,750)	(3,796)
Cash, cash equivalents, restricted cash and restricted cash equivalents - beginning of period	9,902	12,419
Cash, cash equivalents, restricted cash and restricted cash equivalents - end of period	$8,152	$8,623
1 The Company corrected prior period classifications of certain line items within investing activities on the consolidated statement of cash flows with no impact on total net cash used in investing activities.

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Non-GAAP Financial Information
Mastercard discloses the following non-GAAP financial measures: adjusted net revenue, adjusted operating expenses, adjusted operating margin, adjusted other income (expense), adjusted effective income tax rate, adjusted net income and adjusted diluted earnings per share (as well as related applicable growth rates versus the comparable period in the prior year). These non-GAAP financial measures exclude the impact of gains and losses on the company’s equity investments which includes mark-to-market fair value adjustments, impairments and gains and losses upon disposition, as well as the related tax impacts. These non-GAAP financial measures also exclude the impact of special items, where applicable, which represent litigation judgments and settlements and certain one-time items, as well as the related tax impacts. The company excludes these items because management evaluates the underlying operations and performance of the company separately from these recurring and nonrecurring items.
In addition, the company presents growth rates adjusted for the impact of currency, which is a non-GAAP financial measure. Currency-neutral growth rates are calculated by remeasuring the prior period’s results using the current period’s exchange rates for both the translational and transactional impacts on operating results as well as removing the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments. The impact of currency translation represents the effect of translating operating results where the functional currency is different from the company’s U.S. dollar reporting currency. The impact of the transactional currency represents the effect of converting revenue and expenses occurring in a currency other than the functional currency. The impact of the related realized gains and losses resulting from the company’s foreign exchange derivative contracts designated as cash flow hedging instruments is recognized in the respective financial statement line item on the statement of operations when the underlying forecasted transactions impact earnings. The company believes the presentation of currency-neutral growth rates provides relevant information to facilitate an understanding of its operating results.
The company believes that the non-GAAP financial measures presented facilitate an understanding of operating performance and provide a meaningful comparison of its results between periods. The company’s management uses non-GAAP financial measures to, among other things, evaluate its ongoing operations in relation to historical results, for internal planning and forecasting purposes and in the calculation of performance-based compensation.
The company includes reconciliations of the requisite non-GAAP financial measures to the most directly comparable GAAP financial measures. The presentation of non-GAAP financial measures should not be considered in isolation or as a substitute for the company’s related financial results prepared in accordance with GAAP.

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Non-GAAP Reconciliations (QTD)
	Three Months Ended June 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$5,497	$2,479	54.9%	$(220)	18.7%	$2,275	$2.34
(Gains) losses on equity investments [1]	**	**	**	117	(0.6)%	113	0.12
Litigation provisions [2]	**	(133)	2.4%	**	0.7%	89	0.09
Russia-related impacts [3]	(6)	(33)	0.5%	**	—%	20	0.02
Adjusted - Non-GAAP	$5,491	$2,313	57.9%	$(104)	18.8%	$2,497	$2.56

	Three Months Ended June 30, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$4,528	$2,187	51.7%	$137	16.6%	$2,066	$2.08
(Gains) losses on equity investments [1]	**	**	**	(243)	(0.9)%	(182)	(0.18)
Litigation provisions [4]	**	(67)	1.5%	**	0.2%	52	0.05
Adjusted - Non-GAAP	$4,528	$2,121	53.2%	$(106)	15.9%	$1,937	$1.95

	Three Months Ended June 30, 2022 as compared to the Three Months Ended June 30, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	21%	13%	3.2	ppt	2.1	ppt	10%	13%
(Gains) losses on equity investments [1]	**	**	**		0.3	ppt	17%	17%
Litigation provisions [2,4]	**	(3)%	1.0	ppt	0.5	ppt	1%	1%
Russia-related impacts [3]	—%	(2)%	0.5	ppt	—	ppt	1%	1%
Adjusted - Non-GAAP	21%	9%	4.7	ppt	2.9	ppt	29%	31%
Currency impact [5]	6%	3%	0.8	ppt	0.1	ppt	8%	9%
Adjusted - Non-GAAP - currency-neutral	27%	12%	5.4	ppt	3.1	ppt	37%	40%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Q2’22 pre-tax net losses of $117 million and Q2’21 pre-tax net gains of $243 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Second Quarter Special Items
2. Q2’22 pre-tax charges of $133 million are as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3. Q2’22 pre-tax net charges of $26 million were directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $33 million primarily related to incremental employee-related costs, offset by a net benefit of $6 million in rebates and incentives (contra-revenue) primarily related to a reduction in liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
4. Q2’21 pre-tax charges of $67 million related to litigation settlements and estimated attorney’s fees with U.K. merchants.
Other Notes
5. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Non-GAAP Reconciliations (YTD)
	Six Months Ended June 30, 2022
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$10,664	$4,696	56.0%	$(397)	11.9%	$4,906	$5.02
(Gains) losses on equity investments [1]	**	**	**	193	(0.2)%	181	0.18
Litigation Provisions [2]	**	(133)	1.2%	**	0.5%	89	0.09
Russia-related impacts [3]	(37)	(67)	0.5%	**	0.1%	24	0.02
Adjusted - Non-GAAP	$10,627	$4,496	57.7%	$(205)	12.3%	$5,199	$5.32

	Six Months Ended June 30, 2021
	Net revenue	Operating expenses	Operating margin	Other income (expense)	Effective income tax rate	Net income	Diluted earnings per share
	($ in millions, except per share data)
Reported - GAAP	$8,683	$4,145	52.3%	$130	16.6%	$3,894	$3.91
(Gains) losses on equity investments [1]	**	**	**	(337)	(0.3)%	(269)	(0.27)
Litigation provisions [4]	**	(67)	0.8%	**	0.1%	52	0.05
Adjusted - Non-GAAP	$8,683	$4,079	53.0%	$(207)	16.4%	$3,678	$3.69

	Six Months Ended June 30, 2022 as compared to the Six Months Ended June 30, 2021
	Increase/(Decrease)
	Net revenue	Operating expenses	Operating margin		Effective income tax rate		Net income	Diluted earnings per share
Reported - GAAP	23%	13%	3.7	ppt	(4.6)	ppt	26%	28%
(Gains) losses on equity investments [1]	**	**	**		0.1	ppt	14%	15%
Litigation provisions [2,4]	**	(1)%	0.5	ppt	0.4	ppt	—%	1%
Russia-related impacts [3]	—%	(2)%	0.5	ppt	0.1	ppt	1%	—%
Adjusted - Non-GAAP	22%	10%	4.7	ppt	(4.1)	ppt	41%	44%
Currency impact [5]	5%	2%	0.7	ppt	0.1	ppt	7%	8%
Adjusted - Non-GAAP - currency-neutral	27%	13%	5.3	ppt	(4.0)	ppt	49%	52%
Note:    Tables may not sum due to rounding.
**    Not applicable
Gains and Losses on Equity Investments
1. Year-to-date 2022 pre-tax net losses of $193 million and 2021 pre-tax net gains of $337 million were primarily related to unrealized fair market value adjustments on marketable and nonmarketable equity securities.
Year-to-Date Special Items
2. Year-to-date 2022 pre-tax charges of $133 million are as a result of a change in estimate related to the claims of merchants who opted out of the U.S. merchant class litigation.
3. Year-to-date 2022 pre-tax net charges of $30 million were directly related to imposed sanctions and the suspension of our business operations in Russia. The net charge is comprised of general and administrative expenses of $67 million primarily related to incremental employee-related costs and reserves on uncollectible balances with certain sanctioned customers, offset by a net benefit of $37 million in rebates and incentives (contra-revenue) primarily related to a reduction in liabilities as a result of lower estimates of customer performance for certain customer business agreements due to the suspension of our business operations in Russia.
4. Year-to-date 2021 pre-tax charges of $67 million related to litigation settlements and estimated attorneys’ fees with U.K. merchants.
Other Notes
5. Represents the translational and transactional impact of currency and the related impact of the company’s foreign exchange derivative contracts designated as cash flow hedging instruments.

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Mastercard Incorporated Operating Performance
	For the 3 Months Ended June 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$554	4.9%	12.2%	$396	14.4%	8,877	15.4%	$158	7.2%	1,552	903
Canada	64	19.2%	23.8%	63	24.2%	896	19.3%	2	11.2%	6	68
Europe	606	1.9%	14.0%	464	23.6%	12,951	(4.5)%	142	(9.2)%	985	673
Latin America	151	35.1%	34.3%	109	40.0%	4,450	29.6%	42	21.4%	344	341
Worldwide less United States	1,375	6.7%	15.6%	1,031	21.4%	27,174	6.8%	344	1.1%	2,887	1,985
United States	679	9.7%	9.7%	619	12.3%	9,380	6.3%	60	(11.9)%	295	604
Worldwide	2,054	7.7%	13.6%	1,650	17.8%	36,554	6.7%	404	(1.0)%	3,182	2,589
Mastercard Credit and Charge Programs
Worldwide less United States	640	9.8%	18.7%	607	20.0%	12,565	11.4%	33	(1.6)%	160	751
United States	344	24.7%	24.7%	335	24.7%	3,505	20.6%	9	25.3%	8	293
Worldwide	984	14.6%	20.7%	942	21.6%	16,070	13.3%	41	3.1%	168	1,045
Mastercard Debit Programs
Worldwide less United States	735	4.1%	13.0%	424	23.3%	14,609	3.2%	311	1.4%	2,727	1,233
United States	336	(2.4)%	(2.4)%	284	0.6%	5,875	(0.6)%	52	(16.1)%	287	311
Worldwide	1,070	2.0%	7.7%	708	13.1%	20,484	2.1%	363	(1.5)%	3,014	1,544

	For the 6 Months Ended June 30, 2022
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,103	5.6%	11.2%	$787	13.8%	17,061	15.3%	$315	5.2%	3,075	903
Canada	117	19.3%	21.8%	114	22.6%	1,643	17.5%	3	0.4%	11	68
Europe	1,164	6.2%	18.9%	883	27.9%	25,004	0.4%	281	(2.7)%	1,884	673
Latin America	288	33.9%	34.0%	205	40.2%	8,647	31.2%	82	20.8%	667	341
Worldwide less United States	2,672	8.9%	17.1%	1,989	22.7%	52,355	9.8%	683	3.3%	5,636	1,985
United States	1,298	11.6%	11.6%	1,180	14.7%	18,038	8.1%	118	(12.1)%	575	604
Worldwide	3,970	9.8%	15.2%	3,170	19.6%	70,393	9.3%	800	0.7%	6,212	2,589
Mastercard Credit and Charge Programs
Worldwide less United States	1,242	11.4%	19.1%	1,176	20.2%	24,211	13.2%	66	2.2%	303	751
United States	642	27.7%	27.7%	626	27.8%	6,576	23.2%	17	27.4%	16	293
Worldwide	1,884	16.5%	21.9%	1,802	22.7%	30,787	15.2%	82	6.4%	319	1,045
Mastercard Debit Programs
Worldwide less United States	1,430	6.8%	15.4%	814	26.5%	28,144	7.0%	617	3.5%	5,333	1,233
United States	656	(0.7)%	(0.7)%	555	2.8%	11,461	0.9%	101	(16.3)%	559	311
Worldwide	2,086	4.3%	9.8%	1,368	15.7%	39,605	5.2%	718	0.1%	5,892	1,544

Mastercard Incorporated Operating Performance (continued)
	For the 3 Months ended June 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$528	30.3%	22.2%	$371	21.9%	7,694	30.5%	$157	22.9%	1,509	888
Canada	54	39.4%	23.5%	52	29.0%	751	31.2%	2	(49.5)%	4	63
Europe	594	49.7%	42.2%	420	48.3%	13,557	49.7%	174	29.4%	1,047	690
Latin America	112	51.9%	43.2%	76	52.2%	3,433	46.7%	35	26.9%	278	257
Worldwide less United States	1,288	40.9%	32.6%	920	35.6%	25,435	42.4%	369	25.5%	2,839	1,898
United States	619	33.9%	33.9%	551	36.5%	8,820	27.1%	68	16.3%	332	537
Worldwide	1,908	38.5%	33.0%	1,471	35.9%	34,255	38.1%	437	24.0%	3,171	2,435
Mastercard Credit and Charge Programs
Worldwide less United States	583	34.0%	25.5%	547	26.4%	11,276	33.7%	36	13.7%	155	728
United States	276	49.7%	49.7%	269	49.7%	2,908	42.3%	7	48.7%	7	257
Worldwide	858	38.7%	32.4%	815	33.2%	14,183	35.4%	43	18.2%	162	985
Mastercard Debit Programs
Worldwide less United States	705	47.1%	39.0%	373	51.9%	14,159	50.2%	332	27.0%	2,684	1,170
United States	344	23.5%	23.5%	282	25.9%	5,913	20.7%	61	13.5%	325	279
Worldwide	1,049	38.4%	33.5%	655	39.4%	20,072	40.1%	394	24.7%	3,009	1,449

	For the 6 Months ended June 30, 2021
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Purchase Trans. Growth	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Cards (Mil.)
All Mastercard Credit, Charge and Debit Programs
APMEA	$1,044	19.3%	13.1%	$728	14.8%	14,799	21.3%	$316	9.2%	3,065	888
Canada	98	23.6%	13.1%	95	16.0%	1,399	14.1%	3	(35.8)%	8	63
Europe	1,097	26.9%	22.2%	770	26.5%	24,898	29.1%	327	13.2%	1,956	690
Latin America	215	19.4%	22.5%	146	30.0%	6,589	25.4%	70	9.2%	549	257
Worldwide less United States	2,454	22.7%	17.8%	1,738	21.0%	47,685	25.6%	715	10.6%	5,578	1,898
United States	1,163	23.6%	23.6%	1,029	25.0%	16,694	16.8%	134	13.9%	646	537
Worldwide	3,617	23.0%	19.6%	2,768	22.5%	64,379	23.2%	849	11.1%	6,224	2,435
Mastercard Credit and Charge Programs
Worldwide less United States	1,114	15.7%	10.4%	1,044	11.4%	21,394	18.0%	70	(2.1)%	298	728
United States	503	22.2%	22.2%	490	23.5%	5,337	18.3%	13	(12.9)%	13	257
Worldwide	1,617	17.7%	13.8%	1,533	15.0%	26,730	18.0%	83	(3.9)%	311	985
Mastercard Debit Programs
Worldwide less United States	1,340	29.3%	24.7%	695	39.1%	26,292	32.6%	645	12.2%	5,281	1,170
United States	661	24.7%	24.7%	540	26.3%	11,357	16.0%	121	17.9%	633	279
Worldwide	2,000	27.7%	24.7%	1,234	33.2%	37,649	27.1%	766	13.1%	5,913	1,449

APMEA = Asia Pacific / Middle East / Africa
Note that the figures in the preceding tables may not sum due to rounding; growth represents change from the comparable year ago period.

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Footnote
The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions and cards on a regional and global basis for Mastercard™-branded cards. Growth rates over prior periods are provided for volume-based data.
Debit transactions on Maestro® and Cirrus®-branded cards and transactions involving brands other than Mastercard are not included in the preceding tables.
For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with Mastercard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements and includes the impact of balance transfers and convenience checks obtained with Mastercard-branded cards for the relevant period. The number of cards includes virtual cards, which are Mastercard-branded payment accounts that do not generally have physical cards associated with them.
The Mastercard payment products are comprised of credit, charge, debit and prepaid programs, and data relating to each type of program is included in the tables. The tables include information with respect to transactions involving Mastercard-branded cards that are not switched by Mastercard and transactions for which Mastercard does not earn significant revenues.
Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which Mastercard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. Mastercard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of currencies against the U.S. dollar in calculating such rates of change.
The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by Mastercard customers and is subject to verification by Mastercard and partial cross-checking against information provided by Mastercard’s transaction switching systems. The data set forth in the cards columns is provided by Mastercard customers and is subject to certain limited verification by Mastercard. A portion of the data set forth in the cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. All data is subject to revision and amendment by Mastercard or Mastercard’s customers. Starting in the first quarter of 2022, data related to sanctioned Russian banks was not reported to us and therefore such amounts are not included. Subsequent to the suspension of our business operations in Russia in March 2022, there is no Russian data to be reported.
Performance information for prior periods can be found in the Investor Relations section of the Mastercard website at investor.mastercard.com.

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